                                                                    Exhibit 99.1

M A C K  -  C A L I     R E A L T Y     C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contacts: Barry Lefkowitz                    Virginia Sobol
Executive Vice President                     Vice President, Marketing and
and Chief Financial Officer                  Public Relations
(908) 272-8000                               (908) 272-8000

Jackie Kaplan
Vice President
Rubenstein Associates
(212) 843-8290

MACK-CALI SELLS DALLAS OFFICE PROPERTIES
--Four Properties Totaling 489,000 Square Feet Sold for $34 Million--

Cranford, New Jersey-May 14, 2002--Mack-Cali Realty Corporation (NYSE: CLI) today announced it has sold four office properties totaling approximately 489,000 square feet, located in the Dallas, Texas area, for approximately $34 million.

The following properties were sold:

* 3100 Monticello, a 173,837 square-foot, 84.5%-leased building in
Dallas;
* Landmark Bank Centre, a 74,429 square-foot building located at 150 Westpark Way in Euless that is 96.7% leased;
* Metroport, a 142,634 square-foot building located at 2300 Valley View Lane in Irving that is 84.1% leased; and
* 555 Republic Place, a 97,889 square-foot, 94.2%-leased building in Plano.

Mitchell E. Hersh, chief executive officer of Mack-Cali, commented, "This transaction represents another step in executing our program of selling assets in non-core markets. We look forward to reinvesting these proceeds in strategic opportunities to further build on our strong position in our core markets along the Northeast corridor."

The properties were sold to Brookview Properties, L.P., an investment group that includes Ashwood American Partners MC Dallas, L.P. and Nussbaum Centennial Partners, L.P., whose principals include Paul A. Nussbaum, a former director of Mack-Cali, Centennial Real Estate Corp., and Insignia Realty Investors, LLC, an affiliate of Insignia/ESG. In conjunction with the sale, Mack-Cali provided the buyer with a $5 million subordinated loan that bears interest at 15% with a current pay rate of 11%. The entire principal amount of the loan is payable at maturity in November, 2007.

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 264 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 28.2 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,200 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company's Web site at www.mack-cali.com.
                          -----------------

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws.

The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, without limitation, the Company's future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate,""estimate," "continue" or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company's principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company's ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company's ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual
Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

###